EXHIBIT 10.5

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is made and entered into as of February 22, 2024 (the “Effective Date”), by and between Lendway, Inc. a publicly traded company on NASDAQ, incorporated and validly existing under the Laws of the State of Delaware (“Lendway”) and Tulp 24.1, LLC, a Delaware limited liability company (the “Company”).

1. Appointment. The Company hereby engages Lendway, and Lendway hereby agrees, upon the terms and conditions set forth herein, to provide or cause its Affiliates to provide certain advisory and consulting services to the Company as described in Section 3 below. For purposes of this Agreement, an “Affiliate” of any specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

2. Term. This Agreement will commence on the Effective Date and terminate as provided in Section 6 below. No termination of this Agreement will affect the Company’s obligation to pay any fees accrued, or reimburse any cost or expense incurred, under this Agreement before the effective date of termination.

3. Services of Lendway. During the Term, Lendway hereby agrees to consult with the Company’s board of managers (the “Board”) and management of the Company and its subsidiaries in such manner and regarding the following matters as may be reasonably agreed to between Lendway and the Board and/or management:

(a)	corporate strategy;

(b)	financial and investment management and advisory services;

(c)	acquisition and divestiture strategies;

(d)	debt and equity financings; and

(e)	investment banking and financial, strategic and corporate advisory services in connection with the Initial Transactions and any other Transaction.

For the avoidance of doubt, in no event will Lendway be required to provide any accounting services, legal services, or actuarial services to the Company. The services provided by Lendway are advisory only and the Company is free to accept or reject any such advice in its sole discretion. The Company acknowledges that Lendway provides similar services for its own account and for other third parties; nothing herein will be interpreted as requiring Lendway to perform these services exclusively for the Company. Lendway will provide and devote to the performance of this Agreement such partners, employees and agents of Lendway as Lendway deems appropriate for the furnishing of the services required hereby, and at such times as reasonably determined by Lendway.

4. Compensation and Payment. In consideration of the services to be rendered by Lendway or its Affiliates hereunder, the Company will pay to Lendway an annual fee (the “Annual Fee”) in an amount equal to the greater of (i) the EBITDA Percentage Amount (as defined below) for such fiscal year or (ii) $720,000. The Annual Fee is payable in advance in quarterly installments based on Estimated EBITDA (as defined below) for such fiscal year on the first business day of each January, April, July and October of each year, with the first such installment payable on July 3, 2024. No later than 120 days following the end of the Company’s fiscal year, the Annual Fee may be adjusted based upon the final audited financial statements of the Company to reflect any differences between Estimated EBITDA and Actual EBITDA. If the Annual Fee previously paid to Lendway should have been less based on Actual EBITDA, Lendway will refund to the Company any excess and if the Annual Fee previously paid to Lendway should have been more based on Actual EBITDA, the Company shall pay to Lendway any additional amount, in each case no later than five business days after the determination of Actual EBITDA. For purposes of this Agreement, (i) the “EBITDA Percentage Amount” means 10% of EBITDA (as defined below) of the Company, (ii) “Estimated EBITDA” means EBITDA as set forth in the budget approved by the Board, (iii) “EBITDA” means, with respect to any fiscal year of the Company, the net income before interest, income taxes, depreciation and amortization of the Company and its subsidiaries for such period, determined in accordance with GAAP, with such adjustments as approved by the Board and (iv) “Actual EBITDA” means, EBITDA as reflected in the Company’s audited financial statements for such fiscal year, with such adjustments as approved by the Board.

If the Company is prohibited for any reason under Section 8 below from paying any Annual Fees in whole or in part at the times provided in this Section 4, any amount not paid when due will be accrued and will bear interest at a rate of 6% per annum. Payment of any such amounts will be made by the Company as set forth in Section 8 below. The parties acknowledge and agree that the Board may, with the prior written consent of Lendway, increase or decrease the Annual Fee.

5. Expenses. The Company will reimburse Lendway for all reasonable travel and other out‑of‑pocket expenses reasonably incurred by Lendway and its directors, officers, principals, partners, employees and associates in the performance of its duties under this Agreement. These expenses include, without limitation, all expenses incurred by Lendway in connection with the Initial Transactions or any other Transaction (e.g., accountants’, financial advisors’, attorneys’ and consultants’ fees and expenses). The fees and expenses in connection with the Initial Transactions are payable on the Effective Date. Reimbursement of such fees and expenses will be in addition to the Annual Fee and the Transaction Fees.

6. Termination. This Agreement may be terminated:

(a)	by the mutual written agreement of Lendway and the Company;

(b)	by the Company, if neither Lendway nor its Affiliates continues to own or control, directly or indirectly any equity interest in the Company or any of its Affiliates; or

2

(c)	by the Company or Lendway, upon material breach by the other party of this Agreement and failure to remedy that breach within thirty days of written notice thereof.

Upon any termination or expiration of this Agreement, all accrued and unpaid fees and all unreimbursed expenses will immediately become due and payable and the Company’s obligation to pay such accrued and unpaid fees and unreimbursed expenses will survive the termination or expiration of this Agreement.

7. Disclaimers; Indemnification; Limitation of Liability.

(a) Lendway makes no representations or warranties, express or implied, in respect of the services to be provided by Lendway hereunder.

(b) The Company will defend, indemnify and hold harmless Lendway and its Affiliates, officers, directors, managers, principals, partners, stockholders, members, employees, associates, agents, representatives, and controlling persons (“controlling persons” as defined in Section 15 of the Securities Act of 1933, as amended) (collectively, the “Indemnified Parties”) from and against any and all losses, liabilities, suits, claims, demands, actions, costs, expenses and damages (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) that the Indemnified Parties or any of them may incur by reason of any acts or omissions, or alleged acts or omissions, arising out of, related to, or in connection with the services rendered to the Company pursuant to this Agreement (collectively, “Matters”); provided, however, that if an “Event of Default” (as defined in the Credit Agreement (as defined in Section 8 below)) has occurred and is continuing under the Credit Agreement, then the Company’s obligations to indemnify any Indemnified Party hereunder shall be fully subordinated and junior, in all respects, to the prior payment in full, in cash of all of the “Obligations” arising in connection with and as defined in the Credit Agreement. The Company will promptly reimburse any Indemnified Party for all expenses as such expenses are incurred by such Indemnified Party in connection with the investigation of, preparation for or defense of, any pending or threatened claim arising out of, related to, or in connection with any Matter, or any action or proceeding arising therefrom; provided, however, that each Indemnified Party so reimbursed will repay such expenses if it is ultimately determined by a court of competent jurisdiction in a final judgment from which no further appeal may be taken that such Indemnified Party is not entitled to indemnification for such Matter pursuant to the provisions of this Agreement.

(c) The Company also agrees that no Indemnified Party will have any liability to the Company or its Affiliates, officers, directors, managers, principals, partners, stockholders, members, employees, associates, agents, representatives, or controlling persons for any Losses related to or arising out of any Matter. In no event will any Indemnified Party be liable to any person described above in this Section 7(c) for any special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if Lendway has been advised of the possibility of such damages. Under no circumstances will the liability of Lendway and the other Indemnified Parties exceed, in the aggregate, the fees actually paid to Lendway hereunder.

3

(d) Notwithstanding any provision herein to the contrary, the Company will not be liable, and the Indemnified Parties will not be exculpated, to the extent that any Losses are finally determined by a court of competent jurisdiction in a final judgment from which no further appeal may be taken, to have resulted primarily and directly from the willful misconduct or fraud of an Indemnified Party. The Company agrees that the exculpation, indemnification and reimbursement commitments set forth in this Agreement will apply whether or not such Indemnified Party is a formal party to any such claim, action or proceeding. No Indemnified Party will be liable for any settlement or compromise of any litigation or proceeding effected without its written consent (not to be unreasonably withheld or delayed), unless such settlement or compromise includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

(e) The Company acknowledges that the foregoing exculpation, indemnification and reimbursement is applicable to all Losses resulting from Matters that have resulted from or are alleged to have resulted from the active or passive, or the sole, joint or concurrent, ordinary or gross negligence of Lendway or any other Indemnified Party.

(f) It is understood that Lendway and certain other Indemnified Parties may also be engaged to act for the Company or its subsidiaries in one or more additional capacities, and that the terms of any such additional engagements may be embodied in one or more separate written agreements. This exculpation and indemnification will apply to Lendway’s engagement hereunder, as well as to any such additional engagement(s) (whether written or oral) and any modification of such engagement or additional engagement(s), and shall remain in full force and effect following the completion or termination of such engagement or additional engagement(s).

(g) The reimbursement and indemnity obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of Lendway, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Lendway and any such Affiliate.

(h) The provisions of this Section 7 will survive the termination or expiration of this Agreement with respect to any services rendered by Lendway or any of the Indemnified Parties prior thereto.

8. Certain Limitations. Notwithstanding any provision herein to the contrary, no payment under this Agreement shall be made or permitted or required to be made to the extent the making of such payment is prohibited under the terms of any credit agreement of the Company (a “Credit Agreement”) or any subordination agreement executed in connection with any Credit Agreement (a “Subordination Agreement”). Any payments that are prohibited by this Section 8 shall become payable immediately upon the earlier of: (i) the Company being no longer prohibited under a Credit Agreement or Subordination Agreement from making such payments and (ii) repayment in full of any obligations under a Credit Agreement and termination of all commitments to lend thereunder.

4

9. Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No modification, amendment or waiver of any provision of this Agreement will be effective unless in writing and signed by the parties hereto. The failure at any time to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of any of the parties thereafter to enforce each and every provision hereof in accordance with its terms.

10. Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations of the parties hereunder may be assigned, except that Lendway may assign its rights and obligations hereunder to any of its Affiliates. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as set forth in Section 14 below.

11. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law.

12. Notices. All notices, requests, demands, consents, approvals, declarations and other communications required by this Agreement must be in writing and will be deemed delivered (a) if given by email during normal business hours, when transmitted and the appropriate confirmation is received, and if given by email outside of normal business hours, when transmitted and the appropriate confirmation is received during normal business hours of the next business day, (b) if given by first‑class mail (certified and return-receipt requested), when delivered, (c) if given by a nationally recognized overnight courier, when received, or (d) when personally delivered, addressed:

(i)	If to Lendway, at:

Lendway, Inc. 5000 West 36th Street, Suite 220 Minneapolis, MN 55416 Attn: Randy Uglem Email:

with a copy to:

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center, 90 South Seventh Street Minneapolis, Minnesota 55402, USA Attn: Joshua Colburn Email:

5

(ii)	If to the Company, at:

Tulp 24.1, LLC c/o Lendway, Inc. 5000 West 36th Street, Suite 220 Minneapolis, MN 55416 Attn: Randy Uglem Email:

with a copy to: Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center, 90 South Seventh Street Minneapolis, Minnesota 55402, USA Attn: Joshua Colburn Email:

or to such other address as a party may from time to time designate in writing to the other party in accordance with this Section 12.

13. Independent Contractor. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. Lendway shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of Lendway or any of its Affiliates, including, without limitation, in any of their respective capacities as stockholder or directors of the Company or its Affiliates.

14. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, that the Indemnified Parties are third party beneficiaries of this Agreement and are entitled to enforce this Agreement as if they were parties hereto.

15. Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Any such term or provision that is so held to be invalid, illegal or unenforceable will be amended so that it is valid, legal and enforceable to the maximum extent permitted by applicable law, but as close to the parties’ original intent as is permissible.

16. Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such party has considered the implications of this waiver; (c) such party makes this waiver voluntarily; and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 16.

6

17. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

18. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

19. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which, taken together, will constitute one and the same agreement. Delivery of an executed signature page to this Agreement via email in .pdf format will be as effective as delivery of a manually signed counterpart thereof.

**[SIGNATURE PAGE TO FOLLOW]**

7

IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement on the date first written above.

LENDWAY, INC.

By:	/s/ Randy Uglem
Name:	Randy Uglem
Title:	Chief Executive Officer

TULP 24.1, LLC

By:	/s/ Randy Uglem
Name:	Randy Uglem
Title:	Chief Executive Officer

[Signature Page to Management Services Agreement]